UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 27, 2016

(Exact name of registrant as specified in its charter)

Delaware	0-10967	36-3161078
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

One Pierce Place, Suite 1500, Itasca, Illinois (Address of principal executive offices)	60143 (Zip Code)

(630) 875-7450
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

The disclosure set forth under Item 2.01, below, is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets

As previously disclosed in the current report on Form 8-K filed by First Midwest Bancorp, Inc. (the “Company”) with the Securities and Exchange Commission (the “SEC”) on September 13, 2016, First Midwest Bank (the “Bank”), a wholly-owned subsidiary of the Company, entered into an agreement of sale and purchase (the “Sale Agreement”) with Oak Street Real Estate Capital, LLC (“Oak Street”), providing for the sale to Oak Street of 55 properties owned and operated by the Bank as branches (the “Branches”) for an aggregate cash purchase price of approximately $150 million.  On September 27, 2016, the Bank completed the sale of the Branches to Oak Street and, concurrently with such sale, entered into triple net lease agreements (the “Lease Agreements”) with certain affiliates of Oak Street for each of the Branches sold.

Subject to the right of the Bank to terminate certain of the Lease Agreements at the end of the eleventh year, the Lease Agreements have initial terms of fourteen years.  Each Lease Agreement provides the Bank with five consecutive renewal options of five years each.

Under current generally accepted accounting principles, the sale-leaseback transaction will result in an initial pre-tax gain of approximately $90 million (after transaction-related expenses), with $6 million realized upon the closing of the transaction and the remaining $84 million deferred and realized on a straight line basis over the initial terms of the Lease Agreements.  Aggregate first year rent expense under the Lease Agreements will be approximately $11 million (excluding any amortization of the deferred gain).  The Lease Agreements also include a 1.5% annual rent escalation during the initial term and during the first and second five-year renewal periods.  The Company expects the investment of proceeds and the gain from the sale of the Branches, net of occupancy expenses associated with the Branches, will be modestly accretive to the Company’s earnings over the initial term of the Lease Agreements.

The foregoing description of the Sale Agreement and the Lease Agreements is a summary and is qualified in its entirety by the complete terms of these agreements, which are filed as Exhibits 10.1 and 10.2, respectively, to this current report on Form 8-K and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure set forth in Item 2.01, above, is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)                                 Exhibits

10.1                        Agreement of Sale and Purchase, dated September 12, 2016, by First Midwest Bank and Oak Street Real Estate Capital, LLC, incorporated herein by reference to the Company’s current report on Form 8-K filed with the SEC on September 13, 2016.

10.2                        Form of Absolute Lease Agreement, incorporated herein by reference to the Company’s current report on Form 8-K filed with the SEC on September 13, 2016.

Forward-Looking Statements

This current report on Form 8-K contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including those relating to the financial impact of the sale-leaseback transaction.  In some cases, forward-looking statements can be identified by the use of words such as “may,” “might,” “will,” “would,” “should,” “could,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “probable,” “potential,” “possible,” “target,” “continue,” “look forward,” or “assume” and words of similar import.  Forward-looking statements are not historical facts or guarantees of future performance or outcomes, but instead express only management’s beliefs regarding future results or events, many of which, by their nature, are inherently uncertain and outside of management’s control.  It is possible that actual results and events may differ, possibly materially, from the anticipated results or events indicated in these forward-looking statements.  We caution you not to place undue reliance on these statements.  Forward-looking statements are made only as of the date of this report, and the Company undertakes no obligation to update any forward-looking statements to reflect new information, or events or conditions, after the date hereof.

Forward-looking statements are subject to certain risks, uncertainties and assumptions, including, those identified under the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s annual report on Form 10-K for the year ended December 31, 2015, as well as the Company’s subsequent filings made with the SEC.  However, these risks and uncertainties are not exhaustive.  Other sections of such filings describe additional factors that could impact the Company’s business, financial performance and pending or consummated transactions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Midwest Bancorp, Inc.
(Registrant)

Date: October 3, 2016	/s/ Nicholas J. Chulos
By: Nicholas J. Chulos
Executive Vice President, Corporate Secretary,
and General Counsel